Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On February 22, 2021, Goodyear entered into the Merger Agreement along with Cooper Tire and Merger Sub, a direct, wholly owned subsidiary of Goodyear, pursuant to which, subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth therein, Goodyear will acquire Cooper Tire by way of the merger of Merger Sub with and into Cooper Tire, with Cooper Tire surviving the merger as a wholly owned subsidiary of Goodyear. Under the terms of the Merger Agreement, at the effective time of the merger, Cooper Tire stockholders will be entitled to receive $41.75 per share in cash and a fixed exchange ratio of 0.907 shares of Goodyear common stock per share of Cooper Tire common stock (subject to potential adjustment as described in the Merger Agreement). Goodyear expects to complete the merger in the second half of 2021, however the transaction could close earlier, following and subject to the satisfaction or (to the extent permitted by applicable law) waiver of customary closing conditions, including receipt of required regulatory approvals.

The following unaudited pro forma condensed combined financial statements (“pro forma combined statements”) give effect to the merger on a combined basis. The unaudited pro forma combined statements of operations (“pro forma statement of operations”) give effect to the merger as if it had occurred on January 1, 2020 and combines the consolidated statements of operations of Goodyear and Cooper Tire for the three months ended March 31, 2021 and the year ended December 31, 2020. The unaudited pro forma combined balance sheet (“pro forma balance sheet”) gives effect to the merger as if it had occurred on March 31, 2021 and combines the consolidated balance sheets of Goodyear and Cooper Tire as of March 31, 2021. These statements and related notes, collectively referred to as “pro forma financial information”, have been prepared in accordance with Article 11 of Regulation S-X and have been derived from, and should be read in conjunction with, the accompanying notes to the pro forma combined statements and the historical consolidated financial statements and accompanying notes thereto on Form 10-K for the year ended December 31, 2020 and on Form 10-Q for the three months ended March 31, 2021 for both Goodyear and Cooper Tire.

The pro forma financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, “Business Combinations” which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date with limited exceptions.

The historical consolidated financial information of Goodyear and Cooper Tire has been adjusted in the pro forma combined statements to give effect to pro forma events, including the merger and related financing. The pro forma combined statements should be read in conjunction with the accompanying notes and do not reflect the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies or any other synergies that may result from the merger, including income tax synergies.

The statements and related notes are being provided for illustrative purposes only and do not purport to represent what Goodyear’s actual results of operations or financial position would have been had the merger been completed on the dates indicated, nor are they necessarily indicative of Goodyear’s future results of operations or financial position for any future period following the merger. Goodyear has completed a preliminary purchase price allocation to provide an estimate of the fair values associated with certain of Cooper Tire’s assets and liabilities acquired (discussed in the notes below). A final determination of the fair value of Cooper Tire’s assets and liabilities, including intangible assets with both indefinite or finite lives, will be based on Cooper Tire’s actual assets and liabilities at closing. As the fair value analysis has not been finalized, any changes in the fair value of the net assets acquired as compared with the information shown in the pro forma combined statements may change the amount of the allocation of the total purchase consideration to goodwill and other assets and liabilities and may impact Goodyear’s statement of operations. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the pro forma combined statements.

The accounting adjustments for the acquisition consist of those necessary to account for the acquisition and are based upon available information and certain assumptions that Goodyear believes are reasonable under the circumstances. The assumptions underlying the adjustments are described in greater detail in the accompanying notes to the pro forma combined statements. In many cases, the assumptions were based on preliminary information and estimates.

For purposes of the pro forma combined statements, Goodyear has assumed the issuance of new senior notes in the amount of $1,450 million, the proceeds of which, together with cash on hand and borrowings under our revolving credit facility, will be used to finance the cash portion of the acquisition price in the merger. We have assumed a blended interest rate of 5.10% for these notes. The adjustments related to the issuance of this debt, as well as the estimated repayment of Cooper Tire debt using existing Cooper Tire cash are shown in a separate column as “Other Adjustments”. Although Goodyear intends to fund the merger with long term financing arrangements similar to those described above, the terms of those arrangements are estimates at this time and may change based on market conditions.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Three Months Ended March 31, 2021
(In millions, except per share amounts)	Goodyear (As Reported)	Cooper Tire (As Reported)	Reclassification Adjustments	Note		Transaction Adjustments	Note		Other Adjustments	Note		Combined Pro Forma	Note
Net Sales	$3,511	$656	$—			$(11)	5	(a)	$—			$4,156
Cost of Goods Sold	2,751	547	(10)	3	(a)	(36)	5	(b)	—			3,252
Selling, Administrative and General Expense	564	71	10	3	(a)	11	5	(c)	—			656
Rationalizations	50	—	—			—			—			50
Interest Expense	79	5	—			—	5	(d)	19	7	(e)	103
Interest Income	—	(1)	1	3	(c)	—			—			—
Other Pension and Postretirement Benefit Expense	—	3	(3)	3	(c)	—			—			—
Other (Income) Expense	34	—	2	3	(c)	(8)	5	(e)	—			28

Income before Income Taxes	33	31	—			22			(19)			67
United States and Foreign Tax Expense	15	9	—			5	5	(f)	(5)	7	(e)	24

Net Income	18	22	—			17			(14)			43
Less: Minority Shareholders’ Net Income	6	—	—			—			—			6

Company Net Income	$12	$22	$—			$17			$(14)			$37

Goodyear Net Income — Per Share of Common Stock
Basic	$0.05											$0.13	5	(g)

Weighted Average Shares Outstanding	235					46	4					281
Diluted	$0.05											$0.13	5	(g)

Weighted Average Shares Outstanding	238					46	4					284

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	Year Ended December 31, 2020
(In millions, except per share amounts)	Goodyear (As Reported)	Cooper Tire (As Reported)	Reclassification Adjustments	Note		Transaction Adjustments	Note		Other Adjustments	Note		Combined Pro Forma	Note
Net Sales	$12,321	$2,521	$—			$(24)	5	(a)	$—			$14,818
Cost of Goods Sold	10,337	2,033	4	3	(a)	136	5	(b)	—			12,510
Selling, Administrative and General Expense	2,192	245	(4)	3	(a)	75	5	(c)	—			2,508
Goodwill and Other Asset Impairments	330	—	—			—			—			330
Rationalizations	159	—	12	3	(b)	—			—			171
Restructuring Expense	—	12	(12)	3	(b)	—			—			—
Interest Expense	324	23	—			(4)	5	(d)	81	7	(e)	424
Interest Income	—	(4)	4	3	(c)	—			—			—
Other Pension and Postretirement Benefit Expense	—	25	(25)	3	(c)	—			—			—
Other (Income) Expense	119	(4)	21	3	(c)	71	5	(e)	10	7	(e)	217

Income (Loss) before Income Taxes	(1,140)	191	—			(302)			(91)			(1,342)
United States and Foreign Tax Expense (Benefit)	110	47	—			(64)	5	(f)	(22)	7	(e)	71

Net Income (Loss)	(1,250)	144	—			(238)			(69)			(1,413)
Less: Minority Shareholders’ Net Income	4	1	—			—			—			5

Company Net Income (Loss)	$(1,254)	$143	$—			$(238)			$(69)			$(1,418)

Goodyear Net Income (Loss) — Per Share of Common Stock
Basic	$(5.35)											$(5.06)	5	(g)

Weighted Average Shares Outstanding	234					46	4					280
Diluted	$(5.35)											$(5.06)	5	(g)

Weighted Average Shares Outstanding	234					46	4					280

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	March 31, 2021
(In millions)	Goodyear (As Reported)	Cooper Tire (As Reported)	Reclassification Adjustments	Note		Transaction Adjustments	Note		Other Adjustments	Note		Combined Pro Forma
Assets:
Current Assets:
Cash and Cash Equivalents	$1,223	$460	$—			$(2,230)	6	(a)	$1,654	7	(a)	$1,107
Accounts Receivable	2,159	542	13	3	(d)	(4)	6	(b)	—			2,710
Notes Receivable	—	13	(13)	3	(d)	—			—			—
Inventories	2,359	447	—			224	6	(c)	—			3,030
Prepaid Expenses and Other Current Assets	207	43	60	3	(e)	(24)	6	(d)	(33)	7	(b)	253

Total Current Assets	5,948	1,505	60			(2,034)			1,621			7,100
Goodwill	395	19	—			528	6	(e)	—			942
Intangible Assets	134	94	—			901	6	(f)	—			1,129
Restricted Cash	—	60	(60)	3	(e)	—			—			—
Deferred Income Taxes	1,471	28	—			(334)	6	(g)	2	7	(b)	1,167
Investment in Joint Venture	—	54	(54)	3	(f)	—			—			—
Other Assets	938	13	86	3	(f)(l)	—			—			1,037
Operating Lease Right-of-Use Assets	826	102	—			—			—			928
Property, Plant and Equipment	6,857	1,082	—			333	6	(h)	—			8,272

Total Assets	$16,569	$2,957	$32			$(606)			$1,623			$20,575

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET – (Continued)

	March 31, 2021
(In millions)	Goodyear (As Reported)	Cooper Tire (As Reported)	Reclassification Adjustments	Note		Transaction Adjustments	Note		Other Adjustments	Note		Combined Pro Forma
Liabilities:
Current Liabilities:
Accounts Payable — Trade	$3,037	$337	$—			$(4)	6	(b)	$—			$3,370
Accrued Liabilities	—	246	(246)	3	(g)(i)(j)	—			—			—
Income Taxes Payable	—	8	(8)	3	(h)	—			—			—
Compensation and Benefits	548	—	77	3	(g)	2	6	(i)	—			627
Other Current Liabilities	783	—	154	3	(h)(i)	—			(17)	7	(c)	920
Notes Payable and Overdrafts	390	—	5	3	(k)	—			—			395
Short Term Borrowings	—	5	(5)	3	(k)	—			—			—
Operating Lease Liabilities due Within One Year	189	—	23	3	(j)	—			—			212
Long Term Debt and Finance Leases due Within One Year	386	21	—			—			(14)	7	(d)	393

Total Current Liabilities	5,333	617	—			(2)			(31)			5,917
Operating Lease Liabilities	667	81	—			—			—			748
Long Term Debt and Finance Leases	5,326	309	—			18	6	(j)	1,662	7	(d)	7,315
Compensation and Benefits	1,388	—	396	3	(l)	(20)	6	(k)	—			1,764
Postretirement Benefits Other than Pensions	—	220	(220)	3	(l)	—			—			—
Pension Benefits	—	144	(144)	3	(f)(l)	—			—			—
Deferred Income Taxes	86	1	—			—			—			87
Other Long Term Liabilities	483	162	—			—			—			645

Total Liabilities	13,283	1,534	32			(4)			1,631			16,476
Commitments and Contingent Liabilities
Shareholders’ Equity:
Company Shareholders’ Equity:
Common Stock
Outstanding shares	235	87	—			(41)	6	(l)	—			281
Capital Surplus	2,182	19	—			841	6	(l)	—			3,042
Retained Earnings	4,821	2,663	—			(2,748)	6	(l)	(8)	7	(b)	4,728
Accumulated Other Comprehensive Loss	(4,132)	(451)	—			451	6	(l)	—			(4,132)
Common Shares in Treasury at Cost	—	(917)	—			917	6	(l)	—			—

Company Shareholders’ Equity	3,106	1,401	—			(580)			(8)			3,919
Minority Shareholders’ Equity — Nonredeemable	180	22	—			(22)	6	(l)	—			180

Total Shareholders’ Equity	3,286	1,423	—			(602)			(8)			4,099

Total Liabilities and Shareholders’ Equity	$16,569	$2,957	$32			$(606)			$1,623			$20,575

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(In millions except for per share data, unless indicated otherwise)

Note 1. DESCRIPTION OF THE MERGER

On February 22, 2021, Goodyear entered into the Merger Agreement along with Cooper Tire and Merger Sub, a direct, wholly owned subsidiary of Goodyear, pursuant to which, subject to the satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth therein, Goodyear will acquire Cooper Tire by way of the merger of Merger Sub with and into Cooper Tire, with Cooper Tire surviving the merger as a wholly owned subsidiary of Goodyear. Under the terms of the Merger Agreement, at the effective time of the merger, Cooper Tire stockholders will be entitled to receive $41.75 per share in cash and a fixed exchange ratio of 0.907 shares of Goodyear common stock per share of Cooper Tire common stock (subject to potential adjustment as described in the Merger Agreement). Goodyear expects to complete the merger in the second half of 2021, however the transaction may close earlier, following and subject to the satisfaction or (to the extent permitted by applicable law) waiver of customary closing conditions, including receipt of required regulatory approvals.

Note 2. BASIS OF PRESENTATION

The pro forma financial information has been prepared in accordance with Article 11 of Regulation S-X and has been compiled from historical consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and should be read in conjunction with the Form 10-K for the year ended December 31, 2020 and the Form 10-Q for the three months ended March 31, 2021 for both Goodyear and Cooper Tire. This pro forma financial information is presented for informational purposes only and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the merger been completed as of the dates indicated. In addition, this pro forma financial information does not purport to project the future financial position or operating results of the combined company.

The pro forma financial information has been prepared using the acquisition method of accounting in accordance with ASC 805, “Business Combinations” which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date with limited exceptions. The acquisition method of accounting uses the fair value concepts defined in ASC 820, “Fair Value Measurements and Disclosures” (“ASC 820”).

ASC 820 defines fair value, establishes the framework for measuring fair value for any asset acquired or liability assumed under GAAP, and specifies a hierarchy of valuation techniques based on the nature of the inputs used to develop the fair value measurements. Fair value is defined in ASC 820 as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” Fair value measurements can be highly subjective, and it is possible the application of reasonable judgement could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances.

Acquisition accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been presented solely for the purpose of providing the pro forma financial information and will be revised as additional information becomes available and as additional analyses are performed. The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of judgment in determining the appropriate assumptions and estimates. Differences between preliminary estimates and the final acquisition accounting will occur and could have a material impact on the accompanying pro forma financial information and the combined company’s future results of operations and financial position. Certain amounts from the historical financial statements of Cooper Tire were reclassified to conform the presentation to that of Goodyear (see Note 3).

The total estimated purchase price has been measured using the closing market price of Goodyear common stock as of May 7, 2021 (the most practicable date used for preparation of the pro forma financial information). The final purchase price will be measured at the closing date of the merger. This will result in a per share equity value that is different from that assumed for purposes of preparing the pro forma financial information.

The pro forma financial information does not reflect any of the following:

•	cost savings,

•	operating synergies,

•	revenue enhancements,

•	costs to combine the operations of Goodyear and Cooper Tire, or

•	realization of certain income tax synergies and benefits.

Realization of certain income tax benefits that the combined company may achieve as a result of the merger are dependent on new sources of future taxable income, including potential tax planning.

The pro forma financial information has been compiled using Goodyear’s historical information and accounting policies and combining the assets and liabilities of Cooper Tire at their respective estimated fair values. The accounting policies of Cooper Tire may vary materially from those of Goodyear. During preparation of the pro forma financial information, Goodyear’s management has performed a preliminary analysis to identify where material differences in accounting policies may occur. Goodyear’s management will conduct a final review of Cooper Tire’s accounting policies in order to determine if further differences require adjustment or reclassification of Cooper Tire’s results of operations, assets or liabilities to conform to Goodyear’s accounting policies and classifications. As a result of this review, Goodyear’s management may identify differences that, when adjusted or reclassified, have a material impact on this pro forma financial information.

Note 3. PRO FORMA RECLASSIFICATION ADJUSTMENTS

Certain reclassifications have been recorded to Cooper Tire’s historical financial statements to conform to Goodyear’s presentation, as follows:

(a)

Cost of Goods Sold – reclassification of product liability expense (benefit) in the amount of $10 million and ($4) million from Cost of Goods Sold to Selling, Administrative and General Expense for the three months ended March 31, 2021 and the year ended December 31, 2020, respectively.

(b)	Rationalizations – reclassification from Restructuring Expense in the amount $12 million to Rationalizations for the year ended December 31, 2020.

(c)

Other (Income) Expense – reclassification from Interest Income in the amount of $1 million and from Other Pension and Postretirement Benefit Expense in the amount of $3 million to Other (Income) Expense in the amount of $2 million for the three months ended March 31, 2021. Reclassification from Interest Income in the amount of $4 million and from Other Pension and Postretirement Benefit Expense in the amount of $25 million to Other (Income) Expense in the amount of $21 million for the year ended December 31, 2020.

(d)	Accounts Receivable – reclassification of bank secured notes with maturities of six months or less in the amount of $13 million from Notes Receivable to Accounts Receivable.

(e)	Prepaid Expenses and Other Current Assets – reclassification from Restricted Cash in the amount of $60 million to Prepaid Expenses and Other Current Assets.

(f)

Other Assets – reclassification from Investment in Joint Venture in the amount of $54 million and from Pension Benefits in the amount of $32 million to Other Assets. Pension Benefits amount of $32 million relates to a domestic pension plan with plan assets in excess of projected benefit obligations.

(g)

Current Compensation and Benefits – reclassification of payroll and employee benefits and other post-retirement benefits in the amount of $77 million from Accrued Liabilities to Compensation and Benefits.

(h)	Income Taxes Payable – reclassification from Income Taxes Payable in the amount of $8 million to Other Current Liabilities.

(i)	Other Current Liabilities – reclassification from Accrued Liabilities in the amount of $146 million to Other Current Liabilities.

(j)

Operating Lease Liabilities due Within One Year – reclassification of operating lease liabilities in the amount of $23 million from Accrued Liabilities to Operating Lease Liabilities due Within One Year.

(k)	Notes Payable and Overdrafts – reclassification from Short Term Borrowings in the amount of $5 million to Notes Payable and Overdrafts.

(l)

Non-Current Compensation and Benefits – reclassification from Postretirement Benefits Other than Pensions in the amount of $220 million and from Pension Benefits in the amount of $176 million to Compensation and Benefits net of the $32 million reclassified to Other Assets.

Note 4. ESTIMATED PURCHASE PRICE CONSIDERATION AND PRELIMINARY ALLOCATION

Estimated Merger Consideration

The estimated merger consideration for the purpose of this pro forma financial information is $3.1 billion.

The calculation of the estimated merger consideration is as follows:

(In millions, except share and per share amounts)	Shares	Per Share (4)	Total
Estimated cash paid for Cooper Tire Shares(1)			$2,120
Estimated shares of Goodyear Common Stock issued to Cooper Tire Stockholders(2)	46,062,083	$19.67	906
Estimated cash paid for other Cooper Tire incentive compensation awards(3)			33

Preliminary estimated merger consideration			$3,059

(1)

The cash component of the estimated merger consideration is computed based on 100% of the outstanding shares of Cooper Tire common stock, including shares issuable pursuant to the conversion of certain equity-based awards outstanding under Cooper Tire’s equity-based incentive compensation plans (“Cooper Tire Shares”), being exchanged, in part, for the per share cash amount of $41.75. Awards outstanding under Cooper Tire equity-based incentive compensation plans to be converted include Cooper Tire restricted stock units and Cooper Tire performance stock units. These Cooper Tire equity-based awards will be canceled and each share equivalent unit will be converted, as appropriate, into the merger consideration.

(In millions, except share and per share amounts)	Shares	Per Share	Total
Shares of Cooper Tire Common Stock outstanding as of May 7, 2021	50,523,922
Shares issuable pursuant to conversion of share units outstanding under Cooper Tire equity-based compensation plans	261,175

Cooper Tire Shares	50,785,097	$41.75	$2,120

(2)

The stock consideration component of the estimated merger consideration is computed based on 100% of the Cooper Tire Shares being exchanged for shares of Goodyear common stock at an exchange ratio of 0.907 to one.

	Shares	Exchange Ratio	Total
Cooper Tire Shares	50,785,097	0.907	46,062,083

(3)

Estimated cash consideration for the settlement of outstanding Cooper Tire stock options, which will not convert to outstanding shares of Cooper Tire common stock, as well as Cooper Tire performance cash units and Cooper Tire notional deferred stock units, all of which will be cancelled and assumed to be paid out at or near the closing date of the merger.

(4)	Represents closing market price of Goodyear common stock as of May 7, 2021.

Preliminary Purchase Price Allocation

Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Cooper Tire are recognized and measured at fair value. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustments as additional information becomes available and as additional analyses and final valuations are completed, and these adjustment could be material.

The following table sets forth a preliminary allocation of the estimated merger consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Cooper Tire based on Cooper Tire’s audited consolidated balance sheet as of March 31, 2021, as reclassified; with the excess recorded to goodwill:

(In millions)
Cash and Cash Equivalents(a)	$269
Accounts Receivable	555
Inventories(b)	671
Prepaid Expenses and Other Current Assets	103
Property, Plant and Equipment(c)	1,415
Goodwill	547
Intangible Assets(d)	995
Other Non-Current Assets(e)	201

4,756
Accounts Payable - Trade	(337)
Other Current Liabilities(f)	(170)
Current and Non-Current Compensation and Benefits(g)	(455)
Current and Non-Current Debt, Finance Leases and Notes Payable and Overdrafts(h)	(169)
Deferred Tax Liabilities, net(i)	(323)
Other Non-Current Liabilities	(243)

(1,697)

Estimated Merger Consideration(j)	$3,059

(a)	Cash and Cash Equivalents

Cooper Tire plans to pay off debt totaling $184 million and settle interest rate swaps of $7 million using cash on hand prior to the close of the merger.

(b)	Inventories

Adjustments to inventory totaling $224 million are comprised of $109 million to adjust LIFO inventory to a current cost basis and $115 million to step-up inventory to estimated fair value. Goodyear has eliminated the LIFO reserve on Cooper Tire’s U.S. inventories as Goodyear determines the value of its inventory using the first-in, first-out or the average cost method.

To estimate the fair value of inventory, Goodyear considered the components of Cooper Tire’s inventory, as well as estimates of selling prices and selling and distribution costs that were based on Cooper Tire’s historical experience.

(c)	Property, Plant and Equipment

Fair value adjustments to property, plant and equipment totaling $333 million are comprised of increasing Cooper Tire’s historical property, plant and equipment net book value of $1,082 million to the preliminary estimate of the fair value of property, plant and equipment acquired of $1,415 million. This estimate is based on other comparable acquisitions and historical experience, and expectations as to the duration of time Goodyear expects to realize benefits from those assets, as Goodyear does not yet have sufficient information as to the condition of Cooper Tire’s fixed assets.

(d)	Intangible Assets

The estimated fair values of identifiable intangible assets to be acquired were prepared using an income valuation approach, which requires a forecast of expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. The estimated useful lives are based on Goodyear’s historical experience and expectations as to the duration of time Goodyear expects to realize benefits from those assets. These estimated fair values are considered preliminary and are subject to change upon completion of the final valuation. Changes in fair value of the acquired intangible assets may be material. The estimated fair value of the identifiable intangible assets, their estimated useful lives and valuation methodology are as follows:

(In millions)	Fair value	Useful life	Valuation method
Trade names (indefinite-lived)	$305	N/A	Relief-from-royalty
Trade names (definite-lived)	25	5-10	Relief-from-royalty
Customer relationships	620	10-15	Multi-period excess earnings
Developed technology	45	5-10	Relief-from-royalty

	$995

(e)	Other Non-Current Assets

Other Non-Current Assets consists of Investment in Joint Venture of $54 million, Other Assets of $13 million, Operating Lease Right-of-Use Assets of $102 million and Pension Benefits of $32 million.

(f)	Other Current Liabilities

Other Current Liabilities consists of Accrued Liabilities of $146 million, Operating Lease Liabilities Due within One Year of $23 million and Income Tax Payable of $8 million. This is partially offset by interest rate swaps of $7 million that will be settled at the time of the merger.

(g)	Current and Non-Current Compensation and Benefits

Includes Cooper Tire’s historical compensation and benefits, increases in unfunded pension obligations of $4 million and accrued wages of $6 million for lump sum payments. This is partially offset by a $28 million reduction of the liability of certain long term incentive awards and deferred compensation accrued at March 31, 2021. Refer to Notes 6(i) and 6(k) for further information.

(h)	Current and Non-Current Debt, Finance Leases and Notes Payable and Overdrafts

The fair value estimates of Cooper Tire’s existing debt and short term borrowings that will be assumed in the merger totals $169 million, excluding the amount of debt Cooper Tire plans to pay off using cash on hand prior to the close of the merger totaling $184 million and including the fair market value adjustment of $18 million. Refer to Note 7(d) for further information.

(i)	Deferred Tax Liabilities, net

Includes Cooper Tire’s historical deferred tax assets of $28 million and liabilities of ($1) million and the transaction adjustment of ($350) million as described in Note 6(g).

(j)	Total estimated merger consideration

The final merger consideration could significantly differ from the amounts presented in the pro forma financial information due to movements in the price of Goodyear common stock up to the closing date of the merger. A sensitivity analysis related to the fluctuation in the price of Goodyear common stock was performed to assess the impact a hypothetical change of 15% on the closing price of Goodyear common stock at May 7, 2021 would have on the estimated merger consideration and goodwill as of the closing date of the merger and is summarized as follows:

(In millions, except per share amounts)	Share Price	Estimated Merger Consideration	Goodwill
Increase of 15%	$22.62	$3,518	$629
Decrease of 15%	16.72	2,600	465

Note 5. PRO FORMA STATEMENT OF OPERATIONS TRANSACTION ADJUSTMENTS

The pro forma financial information has been prepared using Cooper Tire’s publicly available financial statements and disclosures, as well as certain assumptions made by Goodyear. Estimates of the fair value of assets acquired and liabilities assumed are described in Note 4. For information on adjustments not included in the pro forma financial information, see Note 8.

(a)	Net Sales – Reflects the adjustment for certain product sales between Goodyear and Cooper Tire which would be eliminated in consolidation.

(b)	Cost of Goods Sold

(In millions)	Transaction Adjustments for the Three Months Ended March 31, 2021	Transaction Adjustments for the Year Ended December 31, 2020
Elimination of Net Sales between Goodyear and Cooper Tire	$(11)	$(24)
Elimination of Cooper Tire’s historical depreciation on Property, Plant and Equipment	(35)	(131)
Estimated depreciation for acquired Property, Plant and Equipment	42	166
Elimination of change in LIFO reserve	(32)	10
Additional expense related to step-up of inventory	—	115

Total pro forma adjustment to Cost of Goods Sold	$(36)	$136

(c)	Selling, Administrative and General Expense

(In millions)	Transaction Adjustments for the Three Months Ended March 31, 2021	Transaction Adjustments for the Year Ended December 31, 2020
Elimination of Cooper Tire’s historical depreciation on Property, Plant and Equipment	$(2)	$(7)
Estimated depreciation for acquired Property, Plant and Equipment	2	9
Elimination of Cooper Tire’s historical Intangible Asset amortization	(5)	(21)
Estimated amortization for acquired Intangible Assets	16	64
Executive severance and employee retention	—	30

Total pro forma adjustment to Selling, Administrative and General Expense	$11	$75

The depreciation expense related to Property, Plant and Equipment and the amortization expense related to acquired Intangible Assets is based on estimated fair value amortized over the respective estimated remaining useful lives. Executive severance and employee retention reflects the estimated expense related to the change-in-control provisions associated with the executive severance plan and retention benefits anticipated as a result of the merger. Goodyear believes the fair value of accounts receivable acquired will be fully collected within the first year therefore no reserve for current expected credit losses has been reflected in the pro forma statements of operations.

(d)	Interest Expense

(In millions)	Transaction Adjustments for the Three Months Ended March 31, 2021	Transaction Adjustments for the Year Ended December 31 ,2020
Elimination of Cooper Tire’s historical Interest Expense on debt not assumed	$(1)	(7)
Amortization of fair value adjustment on Cooper Tire debt	1	3

Total pro forma adjustment to Interest Expense	$—	(4)

(e)	Other (Income) Expense

Actual acquisition-related transaction costs of $8 million for the first quarter of 2021 were eliminated as of March 31, 2021 to reflect the assumed closing of the transaction as of January 1, 2020 for purposes of these pro forma combined statements. Estimated acquisition-related costs totaling $71 million were included in the pro forma statement of operations for the year ended December 31, 2020, which include investment banker, advisory, legal, valuation and other professional fees.

(f)	United States and Foreign Tax Expense

This adjustment reflects the income tax expense/benefit effects of the transaction-related adjustments based on applicable statutory tax rates. The tax rates used for this pro forma financial information are an estimate, and therefore, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the merger. A pro forma blended statutory tax rate of 24.0% was used in determining the tax impact of certain pro forma adjustments. This rate was estimated using the statutory income tax rate for Goodyear and Cooper Tire, weighted based on respective income (loss) before income taxes. The adjusted statutory income tax rate for Goodyear and Cooper Tire is based on the U.S. statutory income tax rate of 21%, plus 3% related to the tax rate impact of state and local income taxes and income taxes of non-U.S. operations. Income tax has not been calculated on approximately $34 million of transaction costs that are estimated to be capitalizable for income tax purposes for the year ended December 31, 2020.

(g)	Company Net Income (Loss) Per Common Share

Pro forma net income (loss) per common share for the three months ended March 31, 2021 and for the year ended December 31, 2020, has been calculated based on the estimated weighted-average number of common shares outstanding on a pro forma basis, as described below. The pro forma weighted-average shares outstanding have been calculated as if the acquisition-related shares had been issued and outstanding and outstanding Cooper Tire shares canceled as of January 1, 2020. For additional information on the calculation of acquisition-related shares, see Note 4.

	Three months ended March 31, 2021		Year ended December 31, 2020
(In millions, except per share amounts)	Goodyear (As Reported)	Combined Pro Forma	Goodyear (As Reported)	Combined Pro Forma
Net Income (Loss) attributable to common shareholders	$12	$37	$(1,254)	$(1,418)
Weighted-average number of common shares outstanding - diluted	238	284	234	280
Less dilutive effect of stock options and restricted awards(1)	(3)	(3)	—	—

Weighted-average number of common shares outstanding - basic	235	281	234	280

Income (Loss) per common share
Diluted	$0.05	$0.13	$(5.35)	$(5.06)
Basic	0.05	0.13	(5.35)	(5.06)

(1)	Due to the Goodyear and Combined net loss in 2020, dilutive securities for December 31, 2020 were not included as they would be anti-dilutive.

Note 6. PRO FORMA BALANCE SHEET TRANSACTION ADJUSTMENTS

The pro forma financial information has been prepared using Cooper Tire’s publicly available financial statements and disclosures, as well as certain assumptions made by Goodyear. Estimates of the fair value of assets acquired and liabilities assumed are described in Note 4. For information on adjustments not included in the pro forma combined statements, see Note 8.

(a)	Cash and Cash Equivalents

(In millions)	March 31, 2021
Cash component of merger consideration (Note 4)	$(2,153)
Cash paid for transaction expenses(1)	(71)
Cash paid for employee retention	(6)

Total pro forma adjustment to Cash and Cash equivalents	$(2,230)

(1)

Acquisition-related transaction costs, such as investment banker, advisory, legal, valuation and other professional fees are not included as a component of consideration transferred but are expensed as incurred.

(b)	Accounts Receivable and Accounts Payable-Trade

Reflects the elimination of $4 million between Accounts Receivable and Accounts Payable for amounts due to and due from Goodyear and Cooper Tire which would be eliminated in consolidation.

(c)	Inventories

Reflects the preliminary purchase accounting adjustment for inventories based on the acquisition method of accounting. Goodyear has eliminated the LIFO reserve on Cooper Tire’s U.S. inventories as Goodyear determines the value of its inventory using the first-in, first-out or the average cost method.

(In millions)	March 31, 2021
Eliminate LIFO reserve	$109
Estimated fair value adjustment	115

Total adjustments to Inventory	$224

(d)	Prepaid Expenses and Other Current Assets

Reflects the estimated amount paid from a rabbi trust at or near the assumed closing related to the change-in-control provisions associated with the executive severance plan.

(e)	Goodwill

Reflects the elimination of Cooper Tire’s historical goodwill and the capitalization of the preliminary goodwill for the estimated merger consideration in excess of the estimated fair value of net assets acquired. Refer to Note 4 for additional information on the goodwill expected to be recognized.

(In millions)	March 31, 2021
Elimination of Cooper Tire’s historical Goodwill	$(19)
Preliminary Goodwill in connection with the merger	547

Total adjustments to Goodwill	$528

(f)	Intangible Assets

Reflects the preliminary purchase accounting adjustment for estimated intangibles based on the acquisition method of accounting. Refer to Note 4 for additional information on the estimated acquired intangible assets expected to be recognized.

(In millions)	March 31, 2021
Elimination of Cooper Tire’s historical Intangible Assets	$(94)
Estimated fair value of acquired Intangible Assets	995

Total adjustments to Intangible Assets	$901

(g)	Deferred Income Taxes

This adjustment reflects the deferred tax assets and deferred tax liabilities resulting from the pro forma fair value adjustments of the acquired assets and assumed liabilities based on the applicable statutory tax rates for the U.S. and non-U.S. locations associated with the respective purchase price allocation and transaction related expenses. The originating net deferred tax liability is primarily related to the preliminary purchase price allocation associated with the acquired intangible assets.

	March 31, 2021
(In millions)		24% Blended Statutory Tax Rate
Preliminary Purchase Allocation:
Total adjustments to Inventory	$224
Total adjustments to Intangibles	901
Total adjustments to Property, Plant and Equipment	333
Total adjustments to Current Compensation and Benefits	(2)
Total adjustments to Long Term Debt and Finances Leases	(18)
Total adjustments to Non Current Compensation and Benefits	20

Taxable purchase allocation adjustments	$1,458	$350

Transactions costs	$(71)
Capitalizable portion of transaction costs	34
Executive severance and employee retention	(30)

	$(67)	(16)

Adjustments to Deferred Income Taxes		$334

(h)	Property, Plant and Equipment

Reflects the preliminary purchase accounting adjustment for Property, Plant and Equipment based on the acquisition method of accounting. Refer to Note 4 for additional information on the estimated fair value of the Property, Plant and Equipment expected to be recognized.

(In millions)	March 31, 2021
Elimination of Cooper Tire’s Property, Plant and Equipment – carrying value	$(1,082)
Property, Plant and Equipment – fair value	1,415

Adjustments to Property, Plant and Equipment	$333

(i)	Current Compensation and Benefits

Adjustments totaling $2 million reflect the preliminary estimated increase in accrued wages from annual lump sums to be paid to active employees represented by the United Steelworkers (“USW”) at certain manufacturing locations of Cooper Tire, as required by the applicable existing agreements between the USW and Cooper Tire.

(j)	Long Term Debt and Finance Leases

Total adjustments of $18 million have been recorded in relation to Cooper Tire’s existing debt that will be assumed by Goodyear in the merger to adjust the assumed debt to fair market value.

(k)	Non-Current Compensation and Benefits

Adjustments totaling $20 million reflect a $28 million reduction in the liability of certain long term incentive awards and deferred compensation accrued at March 31, 2021. This is partially offset by increases in unfunded pension obligations as a result of increases to pension benefit multipliers of $4 million and accrued wages from future annual lump sums to be paid to active employees represented by the USW at certain manufacturing locations of Cooper Tire of $4 million, both as required by the applicable existing agreements between the USW and Cooper Tire.

(l)	Shareholders’ Equity

Total Cooper Tire common stock outstanding was exchanged for Goodyear common stock at an exchange ratio of 0.907 to one, which totaled 46.1 million shares at May 7, 2021, the estimated fair value of which is $906 million, based on Goodyear’s per share closing price as of May 7, 2021, or $19.67 per share. The following depicts the equity value consideration of $906 million offset by the elimination of Cooper Tire equity balances.

(In millions)	Transaction Adjustments	Total
Issuance of Goodyear common stock based on exchange ratio of 0.907 per share (no par value)	$46
Eliminate Cooper Tire’s historical common stock	(87)

Common stock transaction adjustment		$(41)
Record Capital Surplus related to fair value of share consideration paid	860
Eliminate Cooper Tire’s historical capital surplus	(19)

Capital surplus transaction adjustment		841
Eliminate Cooper Tire’s historical treasury stock	917

Treasury stock transaction adjustment		917
Record executive severance and employee retention, net of tax	(23)
Record estimated other transaction related costs, net of tax	(62)
Eliminate Cooper Tire’s historical retained earnings	(2,663)

Retained earnings transaction adjustments		(2,748)
Eliminate Cooper Tire’s historical accumulated other comprehensive loss	451

Accumulated other comprehensive loss transaction adjustment		451
Eliminate Cooper Tire’s historical nonredeemable shareholder’s equity	(22)

Nonredeemable shareholder’s equity transaction adjustment		(22)

Shareholders’ equity transaction adjustments		$(602)

Note 7. OTHER ADJUSTMENTS

Other adjustments consist of transactions anticipated to occur related to the merger but outside of the merger transaction as follows:

(a)	Cash and Cash Equivalents

(In millions)	March 31, 2021
Cash proceeds from issuing new senior notes	$1,450
Financing fees paid for new senior notes	(18)
Borrowing on revolving credit facility	400
Rabbi trust(1)	33
Additional Cooper Tire funding of rabbi trust	(10)
Termination of interest rate swap arrangements for Cooper Tire debt not assumed	(7)
Bridge Facility loan fees	(10)
Repayment of Cooper Tire outstanding debt not assumed	(184)

Total pro forma adjustment to Cash and Cash Equivalents	$1,654

(1)	Cash received from the rabbi trust for amounts already reflected as merger consideration payments that are associated with the executive severance plans.

(b)	Prepaid Expenses and Other Current Assets

Cooper Tire is a party to a trust agreement, which is intended to provide funding for benefits payable to directors, executive officers and certain other employees under several Cooper Tire plans and agreements. The execution of the Merger Agreement constituted a “potential change in control” under such plans and agreements and, as a result, Cooper Tire was required to fund, shortly after the execution of the Merger Agreement, the estimated value of the payments to be made to the beneficiaries under the trust agreement, determined in accordance with the funding requirements under the applicable plans and agreements. The adjustment reflects $33 million of cash to be received from the rabbi trust from amounts already reflected as merger consideration payments, partially offset by $10 million of additional payments to be made to the rabbi trust by Cooper Tire to reflect the current estimated value of change-in-control provisions associated with the executive severance plans. Other Adjustments also include the elimination of $10 million ($8 million after tax) of deferred expense related to the Bridge Facility loan fees.

(c)	Other Current Liabilities

Other Current Liabilities includes payment of Bridge Facility loan fees in the amount of $10 million and termination of interest rate swap arrangements related to Cooper Tire’s outstanding long term debt not assumed in the amount of $7 million.

(d)	Notes Payable and Overdrafts, Long Term Debt and Finance Leases due Within One Year and Long Term Debt and Finance Leases

Bridge Facility financing and issuance of new debt

Goodyear obtained a commitment letter for a senior unsecured 364-day bridge term loan facility (the “Bridge Facility”) of up to approximately $2.3 billion. Goodyear plans to issue long term financing prior to the completion of the merger and thus, for purposes of the pro forma combined statements, Goodyear has assumed the issuance of new senior notes in the amount of $1,450 million, the proceeds of which, together with cash on hand and borrowings under our revolving credit facility, will be used to finance the cash portion of the acquisition price in the merger, less $18 million of deferred financing fees. We have assumed a blended interest rate of 5.10% for these notes. We have also assumed that Goodyear will draw $400 million on our revolving credit facility and will not draw on the Bridge Facility for purposes of the pro forma combined statements. Although Goodyear intends to fund the merger with long term financing arrangements similar to those described above, the terms of those arrangements are estimates at this time and may change based on market conditions.

Repayment of Cooper Tire’s outstanding debt not assumed

(In millions)	March 31, 2021
Elimination of Cooper Tire’s Current Portion of Long Term Debt	$(14)
Elimination of certain of Cooper Tire’s Long Term Debt	(170)

Elimination of Cooper Tire’s existing debt	$(184)

(e)	Interest Expense / Other (Income) Expense and United States and Foreign Tax Expense

The adjustment to record pro forma interest expense of $19 million and $81 million for the three months ending March 31, 2021 and year ending December 31, 2020, respectively, is based on the assumption that the new senior notes were issued, and we borrowed $400 million on the revolving credit facility, on January 1, 2020. The interest rate assumed on the notes is a blended rate of 5.10% and on the revolving credit facility is one-month LIBOR of 0.10% at May 7, 2021 plus 125 basis points. Interest expense for the year ended December 31, 2020 also includes amortization of deferred financing fees related to the senior notes of $2 million. The interest that Goodyear will ultimately pay once long term financing is obtained may vary materially from what is assumed in the pro forma financial information and will be based on the actual contractual terms of the long term financing.

If the blended interest rate used in determining interest expense associated with the new senior notes were to increase or decrease by 12.5 basis points, it would impact interest expense by $1 million and $2 million for the three months ended March 31, 2021 and year ended December 31, 2020, respectively. If the LIBOR rate used in determining interest expense associated with the revolving credit facility were to increase or decrease by 12.5 basis points, it would not have a material impact on interest expense for either the three months ended March 31, 2021 or the year ended December 31, 2020.

Other (Income) Expense for the year ended December 31, 2020 includes arrangement fees related to the Bridge Facility of $10 million.

A tax rate of 24.0% was used in relation to interest expense and other expense associated with the Bridge Facility and senior notes as this debt will reside in the U.S.

Note 8. UNADJUSTED PRO FORMA BALANCES

Legal and environmental contingencies

At this time, Goodyear does not have sufficient information as to the details of Cooper Tire’s legal proceedings, product liability claims, environmental matters and other such information to make a reasonable preliminary estimate of fair value. The valuation effort could require intimate knowledge of complex legal matters and associated defense strategies. Therefore, no adjustment has been recorded to modify the current book value as determined by Cooper Tire.